UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                  Amendment #1

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 10, 2004



                             ADSOUTH PARTNERS, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


           NEVADA                      0-33135                68-0448219
---------------------------- ---------------------------- --------------------
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification No.)

1515 N. Federal Highway, Suite 418, Boca Raton, Florida              33432
-------------------------------------------------------------   ---------------
           (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:   (561) 750-0410
                                                      -------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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 Item 8.01 - Other Events

The following disclosure amends the disclosure under Item 8.01 of the Form 8-K with a date of report of December 10, 2004, to set forth the number of shares to be issued in the transaction described below.

On December 10, 2004, the Company signed a letter of intent with Miko Brands which provides for the Company to buy 100% of the assets of Miko Brands in exchange for 975,000 shares of the Company's common stock. The letter of intent also provides for a consulting agreement with Miko Brands' stockholder and a manufacturing agreement with a company to be owned by such stockholder. The transaction, which is subject to the execution of a definitive agreement, is expected to be consummated in January 2005.

Miko Brands sells a proprietary brand of dressing and marinade sauces which are currently sold in specialty gourmet and large grocery chains. The Miko Brand of dressing and marinade sauces would represent a new product line for the Company and represents a separate set of risks and capital requirements from its existing skin care products.

The Company cannot determine the impact that this transaction and the Company's entry into the specialty food business may have on its outlook for 2005, although it believes that it will be necessary for the Company to revise its previously announced estimates of revenue and income.




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

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     ADSOUTH PARTNERS, INC.
                                     ----------------------
                                               (Registrant)


Date: December 22, 2004              /S/  Anton Lee Wingeier
                                     ----------------------------------
                                     Anton Lee Wingeier
                                     Chief Financial Officer




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